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                                                                     EXHIBIT 5.1

                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                               NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333



                                                   January 26, 2001



AppliedTheory Corporation
1500 Broadway, 3rd Floor
New York, NY 10036

            Re:      AppliedTheory Corporation
                     Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished by us as special counsel for AppliedTheory Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission (the "Commission") via EDGAR. The Registration Statement relates to the resale from time to time by the parties identified therein of shares of common stock, par value $.01 per share, of the Company they acquired or may acquire through: (i) the conversion of 5% Convertible Debentures due June 5, 2003 (the "Debentures") and (ii) the exercise of warrants (the "Warrants") issued concurrently with the issuance of the Debentures. The Debentures and the Warrants are referred to collectively as the "Placement Instruments" and the shares of the Company's common stock issuable pursuant to the Placement Instruments are hereinafter referred to as the "Shares".

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company or public officials and such other documents as we have deemed appropriate as a basis for the opinions express below.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.


 NEW YORK  WASHINGTON  LOS ANGELES  LONDON  HONG KONG  BUDAPEST  PRAGUE  WARSAW
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Securities and Exchange Commission
January 26, 2001
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         2.   When Shares are issued and delivered upon exercise or conversion, as the case may be, of any of the Placement Instruments in accordance with the terms thereof, such Shares will be duly authorized, validly issued and fully paid and nonassessable.

         We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction except the State of New York, the federal law of the United States of America, and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Commission promulgated thereunder.



                                                     Very truly yours,


                                                     /s/   Dewey Ballantine LLP